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                             AGREEMENT MODIFICATION

         This is a modification to the Agreement between Red Bell Brewing Company and CDB Finance Corporation dated September 12, 2001, a copy of which is attached hereto.

         A. Second recital is deleted. It is agreed that a mistake was made in the recitals. That while CDB Finance Corporation did supply financial assistance and advice as lenders, it is not acting and never did act with Red Bell Brewing Company as part of Red Bell Brewing Company's management team and/or Red Bell Management.

         B. Under Duties of CDB.

            2. The term of the period has changed from 3 years to 2 1/2 years. Also, the last sentence stating that the "said payment shall be used to repay any then outstanding indebtedness of Red Bell to CDB" is removed.

            3. Item number 3 is void.

In all other respects the agreement date September 12, 2001 remains in force and effect.

In witness hereof and intending to be legally bound hereby we set forth our hands and seals.

Red Bell Brewing Company


/s/ James R. Bell                     Date: December 3, 2001
--------------------------------
James R. Bell, President/Director


/s/ James Cancro                      Date: December 3, 2001
---------------------------------
James Cancro, Director


/s/ Michael Farrell                   Date: December 3, 2001
--------------------------------
Michael Farrell, General Counsel


CDB Finance Corporation


/s/ Marvin J. Klein                   Date: December 3, 2001
---------------------------------


Sworn and subscribed before me this          day
                                    --------
of                , 2001
   ---------------

--------------------------------
Notary Public

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                                    AGREEMENT

     It is on this 12th day of September, 2001, agreed by and between Red Bell Brewing Company and CDB Finance Company that:

     WHEREAS, Red Bell Brewing Company and CDB Finance Company have entered into a series of negotiations and CDB has agreed to finance the development a Red Bell Brew pub in Manayuunk, Philadelphia, PA, and to finance the production of bottled Red Bell Beer;

     WHEREAS, In addition to the financial assistance to be provided by CDB, CDB has acted as a part of the Red Bell management team providing guidance, direction and acting in concert with and as a part of Red Bell Management in order to strengthen the Red Bell entity;

     WHEREAS, The parties desire to clarify and solidify some of the obligations each has undertaken;

     For, and in consideration of the above recitals, and intending to be legally bound hereby, the undersigned parties agree that:


Duties of Red Bell Brewing Company

     Red Bell hereby agrees to:

     1. Provide 1.5 million shares of Company stock to CDB Finance subject to the below terms and conditions;

     2. Sign the attached Board of Director's Resolutions;

     3. Sign the renewals of two loans in the forms attached hereto; and

Duties of CDB

     CDB Finance hereby agrees to:

     1. On September 12, 2001, provide $38,000 for the Contractor at the Manayunk project. Said funds are to be deducted from the obligation of Manayunk Ventures to fund the amount of $150,000 into that project pursuant to a separate agreement;

     2. Hold the 1.5 million shares of stock provided pursuant to this agreement and shall not encumber, transfer or pledge such shares until the passing of three years from the date of receipt. During that three year period, Red Bell shall have the option to purchase those shares from CDB for a price of 20 cents per share. Red Bell shall have the right to purchase all of these shares at once or a smaller number of the shares at any time during that three year period. At the end of three years, Red Bell shall be obligated to purchase the shares at 20 cents per share.


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In addition, in the event that at the end of three years, the share price is less than 20 cents per share, Red Bell shall also have the option to pay to CDB the difference between the then prevailing share price and 20 cents per share. Said payment shall be used to repay any then-outstanding indebtedness of Red Bell to CDB.

     3. Provide $110,000 to Red Bell to be used to pay Matt Brewing Co. and the federal bureau of Alcohol Tobacco and Firearms ("ATF") in order to permit Red Bell to contract with Matt Brewing for the production of bottled beer.

     4. Cause Manayunk Ventures to provide the balance of the funds owed to Red Bell under the August 14, 2001 Promissory note as soon as Red Bell causes $150,000 to be invested and to be used to develop the Manayunk project.


In witness hereof and intending to be legally bound hereby we set forth our hands and seals.


/s/ Robert Huttick                                    Date: September 12, 2001
-------------------------
Red Bell Brewing Company

/s/ Marvin J. Klein                                   Date: September 12, 2001
-------------------------
CDB Finance

/s/ Deana Fonseca                                     Date: September 12, 2001
-------------------------
Witness